                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                         CENTURY PROPERTIES FUND XVIII
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          CENTURY PROPERTIES FUND XVIII
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608


                                 March 14, 2005


Dear Limited Partner:

         We write to request your consent to an amendment (the "Amendment") to the Limited Partnership Agreement (the "Partnership Agreement") of Century Properties Fund XVIII, a California limited partnership (your "Partnership"), to extend the term of your Partnership from December 31, 2007 to December 31, 2010.

         On October 1, 2004, your Partnership refinanced (with an independent, third party lender) its mortgage indebtedness scheduled to mature in October 2004 and secured by Oak Run Apartments (the "Property"), a 420-unit apartment complex located in Dallas, Texas and owned by your Partnership (the "Refinancing"). The Partnership refinanced the Property because it did not have sufficient resources to repay the due and payable mortgage indebtedness secured by the Property and would otherwise have needed to sell the Property to avoid the loss of the Property through an exercise of remedies by the previous lender.

         Fox Partners, the general partner of your Partnership (the "General Partner"), is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to limited partners of a sale (including the possibility that proceeds would not be sufficient to enable limited partners to pay their resulting tax liability). Your General Partner regularly evaluates whether the Property should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets, availability of favorable financing, and tax considerations.

         Had the Partnership sold the Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage would have been greatly reduced, and the net proceeds to the Partnership and the limited partners could be lower than if the Property were marketed over time and sold in an orderly manner.

         The new mortgage indebtedness has an initial term of three years, with two optional one-year extensions, and bears interest at a rate per annum equal to 4.69% as of October 1, 2004 (as opposed to 7.36% charged on the previous indebtedness). Since the new mortgage indebtedness may have a term of up to five years, it could extend beyond the current term of the Partnership, which expires on December 31, 2007. In order to extend the term of the mortgage indebtedness, the Partnership must extend the term of the Partnership beyond the extended maturity date.

         If the Amendment is not adopted, the new mortgage indebtedness will mature on October 1, 2007, the term of the Partnership will terminate on December 31, 2007, the Partnership will dissolve, and the General Partner will liquidate all of the Partnership's remaining assets. In this case, the sale price for the Property could be lower than if the General Partner had greater control over the timing of the sale, given economic conditions and the local and sub-market conditions where the Property is located.

         The General Partner is an affiliate of AIMCO Properties, L.P. ("AIMCO Properties"). The General Partner and its affiliates have conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2007 will result in the General Partner and its affiliates continuing to receive management, insurance, interest and other fees from the Partnership. These fees would not continue to be payable beyond 2007 if the Amendment is not adopted.

         Pursuant to the Partnership Agreement, the consent of limited partners who own more than 50% of all outstanding limited partnership units in the Partnership ("Units") is required to approve the Amendment. As of

March 1, 2005, 75,000 Units were issued and outstanding. AIMCO Properties and its affiliates own 42,694.50, or 56.93%, of the outstanding Units. As more fully described in the accompanying Consent Solicitation Statement, AIMCO Properties and its affiliates must vote 21,513 Units owned by them in proportion to the votes made with respect to Units not subject to this voting restriction. AIMCO Properties and its affiliates have indicated that they will vote their other 21,181.50 Units, or approximately 28.24%, of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. Accordingly, other limited partners owning at least 5,563, or approximately 7.42%, of the outstanding Units, must vote in favor of the Amendment in order for the Amendment to be approved.


         The General Partner recommends that you consent to the Amendment, by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope.


         Please note that this solicitation will expire at midnight, New York City time, on April 4, 2005. Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at its address set forth below.


                                Very truly yours,

                                CENTURY PROPERTIES FUND XVIII






                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.


By Mail, Overnight Courier or Hand:  By Facsimile: For Information please call:

     1275 Valley Brook Avenue       (201) 460-0050    TOLL FREE (800) 217-9608
    Lyndhurst, New Jersey 07071

                          CENTURY PROPERTIES FUND XVIII
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                         CONSENT SOLICITATION STATEMENT


                                 March 14, 2005



         This Consent Solicitation Statement is being furnished to limited partners (the "Limited Partners") of record as of the close of business on March 1, 2005 (the "Record Date"), of Century Properties Fund XVIII, a California limited partnership (the "Partnership"), in connection with the solicitation of consents to an amendment (the "Amendment") to the Partnership's limited partnership agreement (the "Partnership Agreement") to extend the term of the Partnership from December 31, 2007 to December 31, 2010. YOUR PARTICIPATION IS IMPORTANT.



         This Consent Solicitation Statement is being solicited by Fox Partners, the general partner of the Partnership (the "General Partner"), on behalf of the Partnership. This Consent Solicitation Statement, and the accompanying form of Consent of Limited Partner (the "Consent Form"), are first being mailed to Limited Partners on or about March 14, 2005.


         On October 1, 2004, your Partnership refinanced (with an independent, third party lender) its mortgage indebtedness scheduled to mature in October 2004 and secured by Oak Run Apartments (the "Property"), a 420-unit apartment complex located in Dallas, Texas and owned by your Partnership (the "Refinancing"). The Partnership refinanced the Property because it did not have sufficient resources to repay the due and payable mortgage indebtedness secured by the Property and would otherwise have needed to sell the Property to avoid the loss of the Property through an exercise of remedies by the previous lender.

         The General Partner is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability). Your General Partner regularly evaluates whether the Property should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets, availability of favorable financing, and tax considerations.

         Had the Partnership sold the Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage would have been greatly reduced, and the net proceeds to the Partnership and the Limited Partners could be lower than if the Property were marketed over time and sold in an orderly manner.

         The new mortgage indebtedness has an initial term of three years, with two optional one-year extensions, and bears interest at a rate per annum equal to 4.69% as of October 1, 2004 (as opposed to 7.36% charged on the previous indebtedness). Since the new mortgage indebtedness may have a term of up to five years, it could extend beyond the current term of the Partnership, which expires on December 31, 2007. In order to extend the term of the mortgage indebtedness, the Partnership must extend the term of the Partnership beyond the extended maturity date of the indebtedness.

         If the Amendment is not adopted, the new mortgage indebtedness will mature on October 1, 2007, the term of the Partnership will terminate on December 31, 2007, the Partnership will dissolve, and the General Partner will liquidate all of the Partnership's remaining assets. In this case, the sale price for the Property could be lower than if the General Partner had greater control over the timing of the sale, given economic conditions and the local and sub-market conditions where the Property is located.

         The General Partner is an affiliate of AIMCO Properties, L.P. ("AIMCO Properties") as more fully described in this Consent Solicitation Statement. The General Partner and its affiliates have conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2007 will result in the General Partner and its affiliates continuing to receive management, insurance, interest and other fees from the Partnership. These fees would not continue to be payable beyond 2007 if the Amendment is not adopted. See "Conflicts of Interest."

         Pursuant to the Partnership Agreement, the consent of Limited Partners who own more than 50% of all outstanding limited partnership units in the Partnership ("Units") is required to approve the Amendment. AIMCO Properties and its affiliates own 42,694.50, or 56.93%, of the outstanding Units. As more fully described in this Consent Solicitation Statement, AIMCO Properties and its affiliates must vote 21,513 Units owned by them in proportion to the votes made with respect to Units not subject to this voting restriction. AIMCO Properties and its affiliates have indicated that they will vote their other 21,181.50 Units, or approximately 28.24%, of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. Accordingly, other Limited Partners owning at least 5,563, or approximately 7.42%, of the outstanding Units, must vote in favor of the Amendment in order for the Amendment to be approved.

         THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE AMENDMENT.


         THIS SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON APRIL 4, 2005 (THE "EXPIRATION DATE").


         Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, telephone (800) 217-9608.

                                  RISK FACTORS

         There are risks associated with the approval and the rejection of the Amendment. In addition, the General Partner is an affiliate of AIMCO Properties, and the General Partner and its affiliates have conflicts of interest with respect to the Amendment. You should consider the following risks carefully:

RISKS IF THE AMENDMENT IS APPROVED

         CONTINUATION OF THE PARTNERSHIP; NO TIME FRAME REGARDING SALE OF PROPERTY. The General Partner proposes to continue to operate the Partnership until December 31, 2010 and has no current intention to sell the Property and liquidate the Partnership. Thus, the Refinancing and the Amendment reduce the likelihood that a Limited Partner will receive the return of his or her investment in the Partnership through a sale of the Property. The prospectus pursuant to which the Units were sold in 1983 indicated that the properties owned by your Partnership might be sold within five to eight years of their acquisition, depending upon the performance of the property and the then current real estate market and economic climate. The General Partner does not know when the Property may be sold. There may not be any way to liquidate your investment in the Partnership in the future until the Property is sold.

         The General Partner is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability). Your General Partner regularly evaluates whether the Property should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets, availability of favorable financing, and tax considerations.

         The General Partner cannot predict when the Property will be sold. If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2010, or if the termination date is further extended, until that extended date.

         AIMCO PROPERTIES AND ITS AFFILIATES CONTROL YOUR PARTNERSHIP AND THEIR CONTROL MAY INCREASE. Decisions with respect to the day-to-day management of your Partnership, including a refinancing of the Partnership's mortgage indebtedness, are the responsibility of the General Partner. The General Partner is controlled by AIMCO Properties, which wholly owns the managing partner of the General Partner. In addition, AIMCO Properties and its affiliates hold 42,694.50, or 56.93%, of the outstanding Units. One of AIMCO Properties' affiliates, with respect to 21,513, or 28.69%, of the outstanding Units, previously agreed to vote such Units (i) against any proposal to increase the fees and other compensation payable by the Partnership to the General Partner and any of its affiliates and (ii) with respect to any proposal made by the General Partner or any of its affiliates, in proportion to votes cast by other unitholders. Under the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including certain amendments to the Partnership Agreement and the sale of all or substantially all of the Partnership's assets. AIMCO Properties and its affiliates can significantly influence, and may have the ability to control under certain circumstances, some voting decisions with respect to the Partnership.

         From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership in the past with a view to making a profit. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.


         AFFILIATES OF THE GENERAL PARTNER WILL CONTINUE TO RECEIVE FEES. The General Partner is controlled by AIMCO Properties, which wholly owns the managing partner of the General Partner. In addition, AIMCO Properties employs the property manager and asset manager of the Property. Accordingly, the General Partner is an affiliate of the property manager, the asset manager and AIMCO Properties.



         Affiliates of the General Partner receive management fees equal to 5% of gross receipts from the Property. The Partnership paid approximately $79,000 for the nine months ended September 30, 2004 and $219,000 and $245,000 in management fees during the years ended December 31, 2003 and 2002, respectively, to affiliates of the General Partner. Affiliates of the General Partner charged for reimbursement of accountable administrative expenses of approximately $84,000 for the nine months ended September 30, 2004 and $177,000 and $172,000 during the years ended December 31, 2003 and 2002, respectively.


         Pursuant to the Partnership Agreement, the General Partner is also entitled to receive a partnership management fee equal to 9% of the Partnership's adjusted cash from operations as distributed for managing the affairs of the Partnership. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership paid no partnership management fees to the General Partner as the Partnership made no distributions in 2004 and in 2003 and 2002 the Partnership made distributions from only cumulative undistributed sales and refinancing proceeds.

         An affiliate of the General Partner made a credit line of up to $150,000 per property owned by the Partnership available to the Partnership. During the year ended December 31, 2004, an affiliate of the General Partner agreed to advance funds in excess of the $150,000 credit line for operating expenses of the Property and costs associated with obtaining a new mortgage on the Property. During the nine months ended September 30, 2004, approximately $372,000 was advanced for these purposes. At September 30, 2004, the outstanding balance was approximately $374,000 including accrued interest. Interest accrues at the prime rate plus 2% (6.75% at September 30, 2004). Interest expense was approximately $2,000 for the nine months ended September 30, 2004. On October 1, 2004, an affiliate of the General Partner loaned the Partnership approximately $1,855,000, which was used to help repay the existing mortgage.

         Further, the Partnership insures its properties up to certain limits through coverage provided by an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its properties above those limits through insurance policies obtained by Apartment Investment and Management Company ("AIMCO"), which controls AIMCO Properties, from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership was charged by affiliates of the General Partner approximately $40,000, $66,000 and $79,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The adoption of the Amendment and the extension of the Partnership's term will result in these fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2007. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

         THERE IS NO ACTIVE TRADING MARKET FOR YOUR UNITS. Although the Units are registered with the Securities and Exchange Commission (the "SEC"), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult or impossible to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partner cannot predict when the sale or other disposition of the Property will occur. If the Amendment is not approved, your Partnership will terminate on December 31, 2007; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2010, or if this termination date is further extended, until the extended date.

         YOU MAY BE REQUIRED TO HOLD YOUR UNITS INDEFINITELY. The General Partner is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability). The General Partner does not know whether or when the Property may ultimately be sold, and there can be no assurance as to when the Partnership will sell the Property, the terms under which the Partnership will sell the Property, or if the Property will be sold at all. There may not be any way to liquidate your investments in the Partnership in the future until the Property is sold and your Partnership is liquidated.

         THE VALUE OF THE PROPERTY MAY DECLINE, AND YOUR INVESTMENT WILL CONTINUE TO BE AT RISK. The Partnership will continue to bear the investment risk associated with the continued ownership of the Property. The Partnership's future success will depend upon many factors beyond the General Partner's control, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the Property and the Partnership to decline.

         YOUR CUMULATIVE RETURNS ACCRUE AT A SIMPLE INTEREST RATE. Pursuant to the Partnership Agreement, each Limited Partner is entitled to certain cumulative returns with respect to distributions resulting from sales, refinancings, and other dispositions of properties and working capital reserves to the extent cash is available for this purpose. Those cumulative returns are not compounded and are computed on a simple interest basis. After the Limited Partners receive their cumulative returns, the General Partner is entitled to special distributions if available. If the Partnership does not adopt the Amendment and liquidates in 2007, Limited Partners may be able to invest the liquidating distributions, if any, in other investments that provide a compounded return on their investment as opposed to the simple interest returns to which they are entitled pursuant to the Partnership Agreement. Although your General Partner regularly evaluates whether your Partnership's property should be sold and has recently sold one property, if the term of the Partnership is extended, the General Partner may not be required to sell the Property until the end of the extended term, depending on, among other things, the Partnership's financial condition, prevailing conditions in the real estate and capital markets, availability of favorable financing, and tax considerations.


         CONTINGENT LIABILITIES OF AN AFFILIATE OF THE GENERAL PARTNER MAY DECREASE. As a condition of making the new mortgage, the lender required an affiliate of the Partnership, AIMCO Properties, to guarantee certain obligations and liabilities of the Partnership with respect to the new mortgage to the extent that the lender has recourse to the Partnership under the terms of the loan with respect to such obligations and liabilities. The Amendment provides additional time to the Partnership to make payments on the new loan and to conduct any sale of the Property in an orderly manner, reducing AIMCO Properties' potential liability under this guarantee. Accordingly, the Amendment may decrease or eliminate AIMCO Properties' potential liability under its guarantee of the Partnership's mortgage indebtedness.



RISKS IF THE AMENDMENT IS NOT APPROVED

         THE PARTNERSHIP WILL TERMINATE ON DECEMBER 31, 2007. If the Amendment is not adopted, the new mortgage indebtedness will mature on October 1, 2007, the term of the Partnership will terminate on December 31, 2007, the Partnership will dissolve, and the General Partner will liquidate all of the Partnership's remaining assets. In this case, the sale price for the Property could be lower than if the General Partner had greater control over the timing of the sale, given economic conditions and the local and sub-market conditions where the Property is located.

         THE NEW MORTGAGE INDEBTEDNESS WILL MATURE ON OCTOBER 1, 2007. If the Amendment is not approved and adopted, the Partnership may not extend the maturity date of the new mortgage indebtedness under the terms of the loan. At that time, the Partnership will need to sell the Property or refinance the indebtedness or otherwise lose the Property through the exercise of remedies by the lender. The proceeds distributable to the Limited Partners resulting from a sale at that time may be less than the proceeds resulting from a sale during the extension periods of the new mortgage indebtedness. During the mortgage debt's original term, the Partnership is required to make payments comprised of interest only. During the extension periods, payments of principal and interest are required. As a result, the balloon payment at the end of the mortgage debt's original term is larger than at the end of the extension periods. In addition, a refinancing at that time would likely require an amendment to the Partnership's Limited Partnership Agreement extending the term of the Partnership beyond the term in the proposed Amendment.


         A SALE OF THE PROPERTY IN THE NEAR FUTURE MAY NOT BE ADVANTAGEOUS TO THE LIMITED PARTNERS. The General Partner is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability). Given the unpredictability of various market and economic conditions, the General Partner cannot determine whether a sale of the Property by October 2007 would be any more favorable to the Limited Partners. Your General Partner regularly evaluates whether the Property should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets, availability of favorable financing, and tax considerations. The Amendment would provide the Partnership more flexibility in determining when to sell the Property. If the Partnership sells the Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage will be greatly reduced, and the net proceeds to the Partnership and the Limited Partners could be lower than if the Property were disposed of over time in an orderly manner.



                                 THE REFINANCING

REASONS FOR THE REFINANCING

         On October 1, 2004, your Partnership refinanced (with an independent, third party lender) its mortgage indebtedness scheduled to mature in October 2004 and secured by the Property. The Partnership refinanced the Property because it did not have sufficient resources to repay the due and payable mortgage indebtedness secured by the Property and would otherwise have needed to sell the Property to avoid the loss of the Property through an exercise of remedies by the previous lender. The General Partner is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability). Your General Partner regularly evaluates whether the Property should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets, availability of favorable financing, and tax considerations. Had the Partnership sold the Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage would have been greatly reduced, and the net proceeds to the Partnership and the Limited Partners could be lower than if the Property were marketed over time and sold in an orderly manner.

TERMS OF THE REFINANCING

         The new loan has an original principal amount of $8,500,000 and will mature on October 1, 2007, subject to two optional one-year extensions. The new loan has an interest rate equal to the London Interbank Offered Rates (LIBOR) plus 2.85% (with a minimum rate of 4.69%), which equaled 4.69% as of October 1, 2004 (as opposed to 7.36% on the previous indebtedness). The new loan is non-recourse (with customary exceptions for fraud and misappropriation of funds) and has a balloon payment due at maturity of approximately $8,500,000, or $8,284,000 if the maturity date is extended to October 2009. In addition, a fee of $85,000 is due at maturity or the time of prepayment, as applicable. The Partnership must make monthly payments of interest only, except during any extension periods. During the extension periods, the Partnership must also make payments of principal based on a 30-year amortization schedule. The new loan can be prepaid in full upon payment of a prepayment penalty equal to 2% of the principal amount outstanding if the prepayment occurs within the first year, 1% after the first year but within the first year and a half, and 0.5% thereafter. In addition the new mortgage requires monthly escrow deposits for taxes, insurance and replacement reserves. As a condition of making the new mortgage, the lender required an affiliate of the Partnership to guarantee the obligations and liabilities of the Partnership with respect to the new mortgage. The guarantee is limited to the extent that the lender under the new loan has recourse to the Partnership, which may occur in the event of or with respect to the commencement of certain bankruptcy or insolvency proceedings, fraud or material misrepresentations, certain violations of the loan agreement, misapplication or misappropriation of certain funds, fees paid to affiliates of the Partnership during an event of default in violation of the loan agreement, certain damage to or loss of any part of the Property, criminal acts resulting in loss of any part of the Property, removal of personal property from the Property in violation of the loan agreement, certain costs in connection with the exercise of remedies on the new loan, and certain insurance deductibles.


         In accordance with the terms of the loan agreement for the new mortgage, repayment of the mortgage indebtedness may be accelerated at the option of the lender if an Event of Default, as defined in the loan agreement, occurs. Events of Default include, but are not limited to: nonpayment of monthly interest and escrows within 5 days after the due date; any representations or warranties made in connection with obtaining the loan that are considered by the lender to be misleading in any material respect at the time such representations or warranties were made; any judgment or lien placed on the Partnership, which in the lender's sole judgment has a material adverse effect on the Partnership or is not covered by collectible insurance proceeds.

         The proceeds from the new loans were used to, among other things, repay the existing mortgage indebtedness secured by the Property, to pay other transaction fees and expenses associated with the Refinancing, to pay for certain repairs at the Property, to fund replacement reserves for the Property, and to fund certain escrow accounts. The General Partner is evaluating the cash needs of the Partnership, but does not anticipate a distribution in the near future.

AFFILIATE LOAN

         The prior mortgage loan of approximately $9,728,000 matured on October 1, 2004 and was repaid with proceeds from the new mortgage and an additional loan of approximately $1,855,000, which was funded by an affiliate of the General Partner (the "Affiliate Loan") to cover closing costs and the deficiency between the existing mortgage payoff amount and the new mortgage. The Affiliate Loan is a demand note that bears interest at the prime rate plus 2%.

INTEREST RATE CAP

         In conjunction with the mortgage note, the Partnership paid approximately $30,000 to enter into an interest rate cap agreement, which limited the Partnership's exposure to interest rate increases. Under this interest rate cap agreement, the interest rate on the amounts owed to GMAC Commercial Mortgage by the Partnership will be no higher than 6.00%.

ALTERNATIVES CONSIDERED

         The General Partner considered a sale of the Partnership's Property but is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability). In particular, the General Partner considered the potential for future appreciation in the value of the Property, the change in the local rental markets, and the tax consequences to you and your partners of a sale of the Property. See "Investment Objectives and Policies; Sale or Refinancing of Investments" below.

         Another alternative to refinancing the Property was to allow the Partnership to default on the existing mortgage and to allow the holder of such debt to foreclose on the Property. However, such disposition of the Property by the Partnership would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Property. The amount realized for the Property would be the amount of the outstanding indebtedness secured by the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to.

Any taxable gain or loss will pass through to the partners of the Partnership. See "Material U.S. Federal Income Tax Consequences" below.

                                  THE AMENDMENT

         The Amendment amends and restates Section 4.3 of the Limited Partnership Agreement in its entirety as follows:

         "The Partnership will commence on the date of filing of the certificate of limited partnership for the Partnership and will continue until December 31, 2010, unless previously terminated in accordance with the provisions of this Partnership Agreement."

REASONS FOR THE AMENDMENT

         The new mortgage indebtedness has an initial term of three years, with two optional one-year extensions, and bears interest at a rate per annum equal to 4.69% as of October 1, 2004 (as opposed to 7.36% on the previous indebtedness) with a balloon payment due at maturity. Since the new mortgage indebtedness may have a term of up to five years, it could extend beyond the term of the Partnership, which expires on December 31, 2007. In order to extend the term of the mortgage indebtedness, the Partnership must extend the term of the Partnership to the maturity of the new indebtedness. In addition, because the new mortgage indebtedness is not amortized at all at the original maturity date, your Partnership will have to refinance such debt, sell assets or otherwise obtain additional funds prior to the maturity date of the new mortgage indebtedness, or it will be in default and could lose the property to foreclosure.

                              CONFLICTS OF INTEREST

         The General Partner is an affiliate of AIMCO Properties. AIMCO Properties and its affiliates, including the General Partner, may have interests that conflict with the interests of the Limited Partners. You should consider these factors before consenting to the Amendment.


         Affiliates of the General Partner Will Continue to Receive Fees. The General Partner is controlled by AIMCO Properties, which wholly owns the managing partner of the General Partner. In addition, AIMCO Properties employs the property manager and asset manager of the Property. Accordingly, the General Partner is an affiliate of the property manager, the asset manager and AIMCO Properties.



         Affiliates of the General Partner receive management fees equal to 5% of gross receipts from the Property. The Partnership paid approximately $79,000 for the nine months ended September 30, 2004 and $219,000 and $245,000 in management fees during the years ended December 31, 2003 and 2002, respectively, to affiliates of the General Partner. Affiliates of the General Partner charged for reimbursement of accountable administrative expenses of approximately $84,000 for the nine months ended September 30, 2004 and $177,000 and $172,000 during the years ended December 31, 2003 and 2002, respectively.


         Pursuant to the Partnership Agreement, the General Partner is also entitled to receive a partnership management fee equal to 9% of the Partnership's adjusted cash from operations as distributed for managing the affairs of the Partnership. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership paid no partnership management fees to the General Partner as the Partnership made no distributions in 2004 and in 2003 and 2002 the Partnership made distributions from only cumulative undistributed sales and refinancing proceeds.

         An affiliate of the General Partner made a credit line of up to $150,000 per property owned by the Partnership available to the Partnership. During the year ended December 31, 2004, an affiliate of the General Partner agreed to advance funds in excess of the $150,000 credit line for operating expenses of the Property and costs associated with obtaining a new mortgage on the Property. During the nine months ended September 30, 2004, approximately $372,000 was advanced for these purposes. At September 30, 2004, the outstanding balance was approximately $374,000 including accrued interest. Interest accrues at the prime rate plus 2% (6.75% at September 30, 2004). Interest expense was approximately $2,000 for the nine months ended September 30, 2004. On October

1, 2004, an affiliate of the General Partner loaned the Partnership approximately $1,855,000, which was used to help repay the existing mortgage.

         Further, the Partnership insures its properties up to certain limits through coverage provided by an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its properties above those limits through insurance policies obtained by Apartment Investment and Management Company ("AIMCO"), which controls AIMCO Properties, from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership was charged by affiliates of the General Partner approximately $40,000, $66,000 and $79,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The adoption of the Amendment and the extension of the Partnership's term will result in these fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2007. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

         AIMCO Properties May Buy Units in Future Tender Offers. AIMCO Properties is affiliated with the General Partner. From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership in the past with a view to making a profit. AIMCO Properties and its affiliates hold 42,694.50, or approximately 56.93%, of the outstanding Units. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.


         AIMCO Properties Provided a Limited Guarantee of the New Loan. As a condition of making the new mortgage, the lender required an affiliate of the Partnership, AIMCO Properties, to guarantee certain obligations and liabilities of the Partnership with respect to the new mortgage to the extent that the lender has recourse to the Partnership under the terms of the loan with respect to such obligations and liabilities. The Amendment provides additional time to the Partnership to make payments on the new loan and to conduct any sale of the Property in an orderly manner, reducing AIMCO Properties' potential liability under this guarantee. Accordingly, the Amendment may decrease or eliminate AIMCO Properties' potential liability under its guarantee of the Partnership's mortgage indebtedness.



                               NO APPRAISAL RIGHTS

         Limited Partners are not entitled to dissenters' appraisal rights under California law or the Partnership Agreement in connection with the Amendment.

                      RECOMMENDATION OF THE GENERAL PARTNER

         The General Partner recommends that Limited Partners consent to the Amendment. The General Partner is of the opinion that the Amendment is in the best interests of the Partnership and its Limited Partners. In making its determination, the General Partner considered the terms of the proposed Refinancing (see "The Refinancing") and alternatives to such Refinancing (see "Alternatives Considered").

         In addition, the General Partner believes that the Amendment is in the best interest of the Limited Partners because a sale of the Property and the liquidation of the Partnership's assets in 2007 will be taxable events to the Partnership. Any taxable income would be allocated to partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. If the Partnership sells the Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage would be greatly reduced, and the net proceeds to the Partnership and the Limited Partners could be lower than if the Property is marketed over time and sold in an orderly manner. The General Partner recommends that you consult with your tax and financial advisors as to the ultimate potential impact a sale of the Property and a liquidation of the Partnership's assets will have on you.


         Conversely, if the Amendment is approved, the Property will not be required to be sold, and the Partnership will not expire, until December 31, 2010. As economic conditions improve in the markets where the Property is located and rental revenues increase, the value of the Property is expected to increase. If the Limited Partners approve the Amendment, the General Partner may be in a better position to maximize the value of the Property.

                       INFORMATION ABOUT YOUR PARTNERSHIP

         GENERAL. Your Partnership was organized under the Uniform Limited Partnership Act of the State of California in July 1982 for the purpose of investing in, acquiring, managing and ultimately selling income-producing real properties. The general partner of your Partnership is Fox Partners, a California general partnership. The general partners of the General Partner are Fox Capital Management Corporation, a California corporation, Fox Realty Investors, a California general partnership, and Fox Partners 82, a California general partnership. Fox Capital Management Corporation is the managing general partner of the General Partner and is a subsidiary of AIMCO, a publicly traded real estate investment trust. NPI Equity Investments II, Inc., a Florida corporation, is the managing general partner of Fox Realty Investors and is also a subsidiary of AIMCO. Fox Partners 82 is not affiliated with AIMCO. The Partnership's principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80327, and its telephone number is
(303) 757-8101.

         On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Property Trust ("IPT"). Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the residential properties owned by your Partnership. On October 31, 1998, IPT and AIMCO entered into an agreement and plan of merger, dated as of October 1, 1998, pursuant to which IPT merged with AIMCO on February 26, 1999. AIMCO then contributed IPT's interest in Insignia Properties, L.P., IPT's operating partnership, to AIMCO's wholly owned subsidiary, AIMCO/IPT, Inc. AIMCO also replaced IPT as the sole general partner of Insignia Properties, L.P., which is now known as AIMCO IPLP, L.P. As a result, Fox Capital Management Corporation is an indirect, wholly owned subsidiary of AIMCO/IPT and the property manager of your Partnership's properties is our indirect, wholly owned subsidiary.

         The Partnership does not have any employees. Management and administrative services are provided by the General Partner and by agents retained by the General Partner. An affiliate of the General Partner has been providing such property management services.

                                  THE PROPERTY

         The sole remaining property owned by your Partnership is Oak Run Apartments, a 420-unit apartment complex located in Dallas, Texas. Oak Run Apartments is held by a limited partnership in which your Partnership directly owns a 99% limited partnership interest and indirectly owns a 1% general partnership interest through a wholly-owned subsidiary.

         Set forth below is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation, and Federal tax basis for the Property as of December 31, 2003.



                                GROSS
                              CARRYING              ACCUMULATED                                   FEDERAL TAX
          PROPERTY              VALUE               DEPRECIATION         RATE          METHOD       BASIS
          --------              -----               ------------         ----          ------       -----
                                      (in thousands)                                           (in thousands)
     Oak Run Apartments           $17,937            $8,001           5 -- 30 years     S/L         $5,928

         APPRAISAL. The market value of the Property was appraised as of September 10, 2004 by CBRE -- Valuation & Advisory Services, an independent third party appraiser (the "Appraiser"), in an appraisal report dated September 16, 2004 (the "Appraisal"). A copy of the Appraisal is available from the General Partner upon written request. The Appraisal stated that its purpose was to estimate the market value of the Property.

         The Appraisal defined "market value" as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgably, and assuming that the price is not affected by undue stimulus. The Appraisal stated that implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby buyer and seller are typically motivated, both parties are well informed or well advised and are each acting in what he considers to be his own best interests, a reasonable time is allowed for exposure in the open market, payment is made in U.S. dollars or comparable financial arrangements, and the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. The Appraisal stated that it was based on the following additional assumptions, among others: clear and marketable title to the Property; the structural soundness and code conforming nature of the Property; the absence of hazardous materials; the absence of any mineral deposit or subsurface rights on the Property; the absence of any contemplated public initiatives, governmental development controls, or rent controls; the absence of liens or other encumbrances; responsible ownership and competent property management; and the accuracy and the reliability of information received.


         The Appraiser stated in the Appraisal that he did not utilize the cost approach to valuation, which is based on the proposition that a purchaser would pay no more for a property than the cost to produce a substitute property with equivalent utility, because of the significant amount of depreciation on the Property. The Appraisal noted the Appraiser's estimate of the Property's insurable value of $4,600,000, although the Appraisal noted that the Appraiser is not an expert in determining insurable value. The Appraisal stated that the Appraiser considered the sales comparison approach to valuation, which involves comparison of the Property to comparable properties and adjusting for differences, and gave primary emphasis to the income capitalization approach to valuation, which estimates the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. On this basis, the Appraisal stated that the "as is" market value of the fee simple estate of the Property was $12,000,000 as of September 10, 2004 and the "as stabilized" value of the fee simple estate of the Property is $12,200,000 as of September 10, 2004.

         AVERAGE RENTAL RATES AND OCCUPANCY. The following table sets forth the average rental rates and occupancy for 2004, 2003 and 2002 for the Property:


                                                       AVERAGE ANNUAL
                                                        RENTAL RATES                     AVERAGE OCCUPANCY
                                                         (PER UNIT)
          PROPERTY                 2004           2003            2002          2004*         2003         2002
          --------                 ----           ----            ----          -----         ----         ----
      Oak Run Apartments          $5,987         $6,375          $7,026          79%          90%          87%

---------------------
* This information is as of September 30, 2004. The occupancy at the Property decreased as a result of changes in the criteria used to accept new tenants. The changes were instituted in an effort to attract and maintain more desirable tenants which will then help to control operating expenses.

         REAL ESTATE TAXES AND RATES. The following table sets forth the real estate taxes and rates in 2004 for the Property:


                                                               2004                     2004
                             PROPERTY                         BILLING                   RATE
                             --------                         -------                   ----
                                                          (in thousands)
                        Oak Run Apartments                     $314                     2.88%


         INVESTMENT OBJECTIVES AND POLICIES; SALE OR FINANCING OF INVESTMENTS. In general, your General Partner, together with the property manager, which is an affiliate of AIMCO Properties, regularly evaluates your Partnership's property by considering various factors, such as the Partnership's financial position and real estate and capital markets conditions. The General Partner monitors specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or hold a Partnership property. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the Partnership's property in a private transaction at some point in the future a more viable option than it is currently. The General Partner is of the opinion that a sale of the Property was not advantageous given the economic conditions, the local and sub-market conditions where the Property is located, its expectation that these economic conditions and the Property's operating performance will improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability).

         ADDITIONAL INFORMATION. Your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Code. In addition, this summary does not address any state, local or foreign tax consequences.

         There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment. If the Partnership is required to sell the Property, or the lender forecloses on the Property, the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership.

         TAX CONSEQUENCES OF SALE OF PARTNERSHIP PROPERTY OR FORECLOSURE. The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of the Property or a foreclosure by the lender, assuming that the applicable tax rates and tax laws remain unchanged from those in existence for the 2005 tax year. Each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.

         A sale, exchange or other disposition of the Property by the Partnership would result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and
(ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. Any taxable gain or loss will pass through to the partners of the Partnership.

         Any gain or loss recognized as a result of the transfer of the Property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a Property being sold consists of depreciable personal property under Internal Revenue Code (the "Code") Section 1245 or depreciable real property under Code Section 1250, gain on a sale of such Property may be treated as ordinary income. Some portion of any gain recognized on the Property may be considered "unrecaptured section 1250 gain" that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured Code Section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of Code Section 1245 and Code Section 1250 gain and unrecaptured Code Section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 15%) depending upon your individual tax circumstances. Any loss from a disposition of the Property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss depending upon such partner's particular circumstances. The rates set forth above are the Federal tax rates that currently are in effect for 2005.

         The proceeds available for distribution to the partners of the Partnership in the event of a sale of the Property or a foreclosure by the lender may be less than any tax liabilities resulting from such sale or foreclosure. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities.

         If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to any gain recognized as a result of the sale of the Property or a foreclosure by the lenders.

SINCE THE TAX CONSEQUENCES TO A PARTICULAR PARTNER OF THE REFINANCING, A SALE OF THE PARTNERSHIP'S ASSETS, OR A FORECLOSURE ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH PARTNER, EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Except as noted below, the General Partner does not know of any person or entity who is the beneficial owner of more than 5% of the Units of the Partnership as of September 30, 2004. Neither the General Partner nor any director or officer of the General Partner owns any Units.



ENTITY                                                     NUMBER OF UNITS               PERCENT OF TOTAL
AIMCO IPLP, L.P. (an affiliate of AIMCO)                          21,717.0                        28.96%

Fox Capital Management Company (an affiliate                         100.0                         0.13%
of AIMCO)

Madison River Properties, LLC (an affiliate of                     5,259.5                         7.01%
AIMCO)

AIMCO Properties, L.P. (an affiliate of AIMCO)                    15,618.0                        20.83%

         AIMCO IPLP, L.P., Fox Capital Management Company and Madison River Properties, LLC are indirectly owned by AIMCO. Their business address is 55 Beattie Place, Greenville, South Carolina 29602. AIMCO Properties, L.P. is indirectly controlled by AIMCO. Its principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.


                         RECORD DATE; CONSENTS REQUIRED

         The Partnership has fixed March 1, 2005 as the Record Date for determining Limited Partners entitled to notice of and to consent to the Amendment. Only Limited Partners of record on the Record Date may execute and deliver a Consent Form.

         Pursuant to the Partnership Agreement, approval of the Amendment requires the consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 75,000 Units issued and outstanding. AIMCO Properties and its affiliates currently own 42,694.50, or approximately 56.93%, of the outstanding Units. With respect to 21,513, or approximately 28.69%, of the outstanding Units, one of AIMCO Properties' affiliates previously agreed to vote such Units (i) against any proposal to increase the fees and other compensation payable by the Partnership to the General Partner and any of its affiliates, and (ii) with respect to any proposal made by the General Partner or any of its affiliates, in proportion to votes cast by other Limited Partners, and such affiliate will vote those Units accordingly. AIMCO Properties and its affiliates have indicated that they will vote their other 21,181.50 Units, or approximately 28.24%, of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. Accordingly, other Limited Partners owning at least 5,563, or approximately 7.42%, of the outstanding Units, must vote in favor of the Amendment in order for the Amendment to be approved.

         The Amendment will become effective on the Expiration Date, provided the requisite consents from Limited Partners have been received. Abstentions will not be counted as consents in favor of the Amendment.

                            SOLICITATION OF CONSENTS

         Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by the Solicitation Agent, or by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The fees and expenses of the Solicitation Agent are expected to be approximately $6,000 and will be borne by the Partnership.

                               CONSENT PROCEDURES

         LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE AMENDMENT SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

         All Consent Forms that are properly completed, signed and delivered and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. Abstentions on the enclosed Consent Form will be treated as a vote against the Amendment for purposes of determining whether the requisite vote has been obtained. IF A CONSENT FORM IS DELIVERED AND NONE OF THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAIN" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT.

         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer the Units. All Consent Forms received by the Partnership or the Solicitation Agent (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the Limited Partner revokes such Consent Form prior to midnight, New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects of irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

                           REVOCATION OF INSTRUCTIONS

         Any Limited Partner who has delivered a Consent Form may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to midnight, New York City time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                          CENTURY PROPERTIES FUND XVIII




                                                THE SOLICITATION AGENT IS:

                                                  THE ALTMAN GROUP, INC.
                                                      By Facsimile:                   For Information please call:
     By Mail, Overnight Courier or Hand:
          1275 Valley Brook Avenue                    (201) 460-0050                    TOLL FREE (800) 217-9608
         Lyndhurst, New Jersey 07071

                          CENTURY PROPERTIES FUND XVIII


                           CONSENT OF LIMITED PARTNER

         The undersigned, a limited partner of CENTURY PROPERTIES FUND XVIII (the "Partnership"), and the holder of units ("Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

               [__] Consents [__] Withholds Consent [__] Abstains

with respect to an amendment (the "Amendment") that amends and restates Section
4.3 of the Partnership's Agreement of Limited Partnership in its entirety as follows:

         "The Partnership will commence on the date of filing of the certificate of limited partnership for the Partnership and will continue until December 31, 2010, unless previously terminated in accordance with the provisions of this Partnership Agreement."

IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT.



The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated March 14, 2005. THIS CONSENT IS SOLICITED ON BEHALF OF CENTURY PROPERTIES FUND XVIII, BY FOX PARTNERS, THE GENERAL PARTNER. A fully completed, signed and dated copy of this Consent Form should be sent to the Solicitation Agent by mail or overnight courier to the address specified below, or by fax to the fax number specified below, prior to midnight, New York City time on April 4, 2005.


Dated:  ____________, 2005

By:______________________________________

_________________________________________
Please Print Name

If held jointly:

By:______________________________________

_________________________________________
Please Print Name

Please sign exactly as you hold your Partnership Units. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.




                                                THE SOLICITATION AGENT IS:

                                                  THE ALTMAN GROUP, INC.
                                                      By Facsimile:                   For Information please call:
     By Mail, Overnight Courier or Hand:
          1275 Valley Brook Avenue                    (201) 460-0050                    TOLL FREE (800) 217-9608
         Lyndhurst, New Jersey 07071